As filed with the Securities and Exchange Commission on February 23, 1999

                                                      Registration No. 333-39743


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CAPITAL TRUST, INC.*
             (Exact name of registrant as specified in its charter)

                 Maryland                                  94-6181186
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                   Identification No.)

       605 Third Avenue, 26th Floor                           10016
            New York, New York                             (Zip Code)
 (Address of Principal Executive Offices)

Capital Trust, Inc. Amended and Restated 1997 Long-Term Incentive Stock Plan and
 Capital Trust, Inc. Amended and Restated 1997 Non-Employee Director Stock Plan
                            (Full title of the plans)

                                  John R. Klopp
                                  Vice Chairman
                           and Chief Executive Officer
                          605 Third Avenue, 26th Floor
                            New York, New York 10016
                     (Name and address of agent for service)

                                 (212) 655-0220
          (Telephone Number, Including Area Code, of Agent for Service)
                                 ---------------

           * Capital Trust, Inc. adopts as its own this registration statement on Form S-8 as discussed in the Explanatory Note hereto.


                         Calculation of Registration Fee
================================================================================
                                                              Proposed maximum
                                            Amount to be     offering price per       Proposed maximum              Amount of
    Title of securities to be registered    registered            share(1)        aggregate offering price(1)     registration fee

Class A Common Stock, $.01 par value        2,330,198        $ 5.375              $12,524,814.25                  $3,481.90
Total
================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with paragraphs (c) and (h)(1) of Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low prices per share of the Class A Common Stock as reported on The New York Stock Exchange on February 18, 1999.

801728.6

                                EXPLANATORY NOTE

           This Post-Effective Amendment No. 1 is being filed pursuant to Rule 414 under the Securities Act by Capital Trust, Inc., a Maryland corporation (the "Registrant"), which is the successor to Capital Trust, a California business trust (the "Predecessor"), following the Mergers (as defined and described below) which were undertaken to effect the reorganization of the Predecessor into a Maryland corporation ("Reorganization"). Prior to the Mergers, the Registrant had engaged in no activities other than those incident to the Reorganization.

           Pursuant to an agreement and plan of merger, dated as of November 12, 1998 (the "Merger Agreement"), among the Registrant, the Predecessor and Captrust Limited Partnership, a Maryland limited partnership ("CTLP"), and the transactions contemplated thereby, (i) the Predecessor merged with and into CTLP, with CTLP continuing as the surviving entity, and CTLP merged with and into the Registrant, with the Registrant continuing as the surviving corporation (the "Mergers"); (ii) each outstanding class A common share of beneficial interest, par value $1.00 per share ("Class A Common Share"), and each outstanding class A 9.5% cumulative convertible preferred share of beneficial interest, par value $1.00 per share, in the Company, were converted into, respectively, one share of class A common stock, par value $.01 per share ("Class A Common Stock"), and one share of class A 9.5% cumulative convertible preferred stock, par value $.01 per share ("Class A Preferred Stock), of the Registrant; and (iii) the Registrant assumed all outstanding obligations to issue Class A Common Stock under the Plans (as defined and described below). Upon consummation of the Mergers, the entire class of Class A Common Stock became registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in accordance with Rule 12g-3(a) thereunder. Such registration was implemented by the Commission's acceptance for filing on January 29, 1999 of the Registrant's Form 8-K Current Report, dated January 28, 1999, and the continuation of the Predecessor's file number (File No. 1- 8063) pursuant to the telephonic interpretation of the staff of the Commission set forth on page 177 of the Division of Corporation Finance's Manual of Publicly-Available Telephone Interpretations (July 1997).

           The Merger Agreement was approved by the shareholders of the Predecessor at its 1998 annual meeting of shareholders (the "Annual Meeting") for which proxies were solicited pursuant to proxy material contained in the Registrant's Registration Statement on Form S-4 (File No. 333-52619) which was declared effective on December 24, 1998; such proxy material is deemed filed pursuant to Regulation 14A under the Exchange Act in accordance with Instruction
E. to Form S-4.

           In accordance with Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant, as successor issuer to the Predecessor, hereby expressly adopts as its own this Registration Statement on Form S-8 (File No. 333-39743), as amended by any amendments thereto, for all purposes of the Securities Act.

           Upon consummation of the Mergers, the Registrant assumed the following plans and all outstanding obligations to issue shares of Class A Common Stock thereunder: (i) the Capital Trust amended and restated 1997 long-term incentive share plan (the "Amended and Restated Incentive Plan"), (ii) the Capital Trust amended and restated 1997 non-employee trustee share plan (the "Amended and Restated Trustee Plan"), (iii) the Capital Trust 1998 employee share purchase plan, (iv) the Capital Trust 1998 non-employee share purchase plan, and (v) the Capital Trust share purchase loan plan (collectively, the "Plans"). Shares of Registrant's Class A Common Stock will be used to fund the Plans.

           The Predecessor originally filed this Registration Statement on Form S-8 to register 2,000,000 Class A Common Shares issuable pursuant to its original 1997 long-term incentive share plan and its original 1997 non-employee trustee share plan (the "Original Plans"). At the Annual Meeting, the Predecessor's shareholders approved the Amended and Restated Incentive Plan and the Amended and Restated Trustee Plan which amended the Original Plans by, among other things, adding a provision that increases to 2,674,388 the shares authorized for grant for calender year 1999. 344,190 of the 2,000,000 shares originally registered in

801728.6
                                       -2-
connection  with the  Original  Plans have not been  issued  under the  Original
Plans. By this Post-Effective Amendment No. 1, the Registrant is also registering the 2,330,198 additional shares of Class A Common Stock available for issuance pursuant to the Amended and Restated Incentive Plan and the Amended and Restated Trustee Plan assumed by the Registrant upon consummation of the Mergers.

           After consummation of the Mergers, the Amended and Restated Incentive Plan and the Amended and Restated Trustee Plan were amended effective as of January 28, 1998 to change all references to "Capital Trust" to "Capital Trust, Inc." and make additional technical revisions that reflect the different capital and governance structure of the Registrant.

801728.6
                                       -3-

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

           The documents containing the information specified in this Item will be sent or given to participants in the Capital Trust, Inc. Amended and Restated 1997 Long-Term Incentive Stock Plan and the Capital Trust, Inc. Amended and Restated 1997 Non-Employee Director Stock Plan in accordance with Rule 428(b)(1) under the Securities Act. In accordance with Rule 428 and the requirements of
Part I of Form S-8, such documents are not being filed either as part of this Registration Statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information

           The documents containing the information specified in this Item will be sent or given to participants in the Plans. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

           The following documents filed with the Commission by the Registrant or the Predecessor are incorporated by reference:

      (a) The Predecessor's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-8063), as filed with the Commission on February 26, 1998, as amended by Annual Report on Form 10-K/A, as filed with the Commission on April 30, 1998, as further amended by Annual Report on Form 10-K/A, as filed with the Commission on August 17, 1998, as further amended by Annual Report on Form 10-K/A, as filed with the Commission on October 23, 1998, and as further amended by Annual Report on Form 10-K/A, as filed with the Commission on December 11, 1998.

      (b) (i) The Predecessor's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (File No. 1-8063), as filed with the Commission on May 14, 1998, as amended by Quarterly Report on Form 10-Q/A, as filed with the Commission on August 14, 1998, as further amended by Quarterly Report on Form 10-Q/A, as filed with the Commission on October 23, 1998, and as further amended by Quarterly Report on Form 10-Q/A, as filed with the Commission on December 11, 1998;

          (ii) The Predecessor's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-8063), as filed with the Commission on August 14, 1998, as amended by Quarterly Report on Form 10-Q/A, as filed with the Commission on October 23, 1998, and as further amended by Quarterly Report on Form 10-Q/A, as filed with the Commission on December 11, 1998;

801728.6
                                       -4-

          (iii) The Predecessor's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (File No. 1-8063), as filed with the Commission on November 16, 1998, and as amended by Quarterly Report on Form 10-Q/A, as filed with the Commission on December 11, 1998;

          (iv) The Predecessor's Current Report on Form 8-K, dated February 9, 1998 (File No. 1- 8063), as filed with the Commission on February 23, 1998;

          (v) The Predecessor's Current Report on Form 8-K, dated February 27, 1998 (File No. 1-8063), as filed with the Commission on March 13, 1998;

          (vi) The Predecessor's Current Report on Form 8-K/A, dated January 1, 1998 (File No. 1-8063), as filed with the Commission on March 18, 1998;

          (vii) The Predecessor's Current Report on Form 8-K, dated March 12, 1998 (File No. 1- 8063), as filed with the Commission on March 19, 1998;

          (vii) The Predecessor's Current Report on Form 8-K, dated April 21, 1998 (File No. 1- 8063), as filed with the Commission on April 23, 1998;

          (ix) The Predecessor's Current Report on Form 8-K, dated May 14, 1998 (File No. 1- 8063), as filed with the Commission on May 22, 1998;

          (x) The Predecessor's Current Report on Form 8-K, dated June 2, 1998 (File No. 1-8063), as filed with the Commission on June 12, 1998;

          (xi) The Predecessor's Current Report on Form 8-K, dated June 16, 1998 (File No. 1- 8063), as filed with the Commission on June 24, 1998, as amended by Current Report on Form 8-K/A , as filed with the Commission on October 19, 1998;

          (xii) The Predecessor's Current Report on Form 8-K, dated June 30, 1998 (File No. 1- 8063), as filed with the Commission on July 13, 1998;

          (xiii) The Predecessor's Current Report on Form 8-K, dated July 28, 1998 (File No. 1-8063), as filed with the Commission on August 6, 1998;

          (xiv) The Predecessor's Current Report on Form 8-K, dated August 7, 1998 (File No. 1- 8063), as filed with the Commission on August 24, 1998; and

          (xv) The Registrant's Current Report on Form 8-K, dated January 28, 1999 (File No. 1- 8063), as filed with the Commission on January 29, 1999.

      (c) The description of the Registrant's Class A Common Stock contained in the Registrant's Proxy Statement/Prospectus, included in Amendment No. 3 to the Registrant's Registration Statement on Form S-4 (File No. 333-52619) as filed with the Commission on December 16, 1998, contained under the caption "PROPOSAL 1--APPROVAL OF THE REORGANIZATION; Description of Authorized Stock of the New Company."

801728.6
                                       -5-

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

          Not Applicable.

Item 6.  Indemnification of Directors and Officers

          The Maryland General Corporation Law (the "MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Registrant (the "Charter") contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

          The Charter authorizes the Registrant, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Registrant. The Amended and Restated Bylaws of the Registrant (the "Bylaws") obligate the Registrant, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant.


801728.6
                                       -6-

          The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Item 8.  Exhibits.

           4.1 Capital Trust, Inc. Amended and Restated 1997 Long-Term Incentive Stock Plan (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on January 29, 1999 and is incorporated herein by reference).

           4.2 Capital Trust, Inc. Amended and Restated 1997 Non-Employee Director Stock Plan (filed as Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed on January 29, 1999 and is incorporated herein by reference).

           5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the securities being registered.

           23.1   Consent of PricewaterhouseCoopers LLP.

           23.2   Consent of Ernst & Young L.L.P.

           23.3 Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1).

           24.1 Power of Attorney (contained in the signature pages to the Registration Statement filed on November 11, 1997 and is herein incorporated by reference).

           24.2   Powers of Attorney of Thomas E. Dobrowski and Steven Roth.



801728.6
                                       -7-

Item 9.  Undertakings.

     (a)   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


801728.6
                                       -8-

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


801728.6
                                       -9-

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22nd day of February, 1999.

                                  CAPITAL TRUST, INC.



                                  By: /s/  John R. Klopp
                                      ------------------------------------------
                                      John R. Klopp
                                      Vice Chairman, Chief Executive Officer and
                                      President


          Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,
Post-Effective Amendment No 1. to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


               Name                                      Title                                Date
               ----                                      -----                                ----

 /s/ John R. Klopp                                Vice Chairman, Chief Executive         February 22, 1999
--------------------------------------
      John R. Klopp                               Officer and President (principal
                                                  executive officer); Director

 /s/ Edward L. Shugrue III                        Managing Director, Chief               February 22, 1999
--------------------------------------
   Edward L. Shugrue III                          Financial Officer and Treasurer
                                                  (principal financial officer)


801728.6
                                      -10-


               Name                                      Title                                Date
               ----                                      -----                                ----


                  *                               Chairman of the Board of               February 22, 1999
-------------------------------------
            Samuel Zell                           Directors

                  *                               Director                               February 22, 1998
-------------------------------------
         Jeffrey A. Altman

                  *                               Director                               February 22, 1999
-------------------------------------
         Thomas E. Dobrowski

                  *                               Director                               February 22, 1999
-------------------------------------
          Martin L. Edelman

                  *                               Director                               February 22, 1999
-------------------------------------
          Gary R. Garrabrant

                  *                               Director                               February 22, 1999
-------------------------------------
           Craig M. Hatkoff

                  *                               Director                               February 22, 1999
-------------------------------------
           Sheli Z. Rosenberg

                  *                               Director                               February 22, 1999
-------------------------------------
            Steven Roth

                  *                               Director                               February 22, 1999
-------------------------------------
          Lynne B. Sagalyn



* By:   /s/ John R. Klopp                                                                February 22, 1999
       ----------------------------
                John R. Klopp
               Attorney-in-fact



801728.6
                                      -11-

                                  EXHIBIT INDEX


Exhibits

4.1 Capital Trust, Inc. Amended and Restated 1997 Long-Term Incentive Stock Plan (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on January 29, 1999 and is incorporated herein by reference).

4.2 Capital Trust, Inc. Amended and Restated 1997 Non-Employee Director Stock Plan (filed as Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed on January 29, 1999 and is incorporated herein by reference).

5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the securities being registered.

23.1               Consent of PricewaterhouseCoopers LLP.

23.2               Consent of Ernst & Young L.L.P.

23.3               Consent of Ballard Spahr Andrews & Ingersoll, LLP
                   (contained in Exhibit 5.1).

24.1 Power of Attorney (contained in the signature page of the Registration Statement filed on November 11, 1997 and is incorporated herein by reference).

24.2               Powers of Attorney of Thomas E. Dobrowski and Steven
                   Roth.



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